SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2022

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MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 2, 2022, we closed a financing with GS Capital Partners, LLC for a 10% convertible note in the principal amount of $200,000. After deducting $10,000 of original issuance discount and $5,000 of lender expenses, the financing provided $185,000 of net proceeds to us. The holder of the note, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of common stock at a price of $0.055 per share. The Company may prepay the note at a 5% redemption premium during the first 60 days after issuance, increasing to 15% thereafter until 120 days from issuance and then to 25% until 180 days after issuance. The note also contains penalty provisions in the event of our default in repayment of the note (if not converted by the holder into shares of common stock) on the maturity date of July 26, 2023.

Any issuance of the shares upon conversion of the notes will be exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933.

The issuance of such securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The issuance of securities and the shares of common stock issuable upon the conversion of any notes will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: August 5, 2022	By:	/s/ Jack W. Hanks
Jack W. Hanks
President and Chief Executive Officer

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